Exhibit 5.01

KUTAK ROCK LLP SUITE 3100 1801 CALIFORNIA STREET DENVER, COLORADO 80202-2626 303-297-2400 FACSIMILE 303-292-7799 www.kutakrock.com	ATLANTA CHICAGO DES MOINES FAYETTEVILLE IRVINE KANSAS CITY LITTLE ROCK LOS ANGELES OKLAHOMA CITY OMAHA PASADENA RICHMOND SCOTTSDALE WASHINGTON WICHITA

January 26, 2007

SAN Holdings, Inc.
9800 Pyramid Court
Suite 130
Englewood, CO 80112

Re:  SAN Holdings, Inc. Shares of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to SAN Holdings, Inc. (the “Company”), a Colorado corporation, in connection with the filing of a registration statement to which this opinion is filed as an exhibit on Form S-1, under the Securities Act of 1933, as amended (the “Act”). The registration statement covers up to 69,109,418 shares of the Company’s common stock, no par value per share (collectively, the “Shares”), 55,968,562 of which are outstanding as of the date hereof (the “Outstanding Shares”) and 13,140,856 of which are issuable upon conversion of shares of the Company’s series A preferred stock (the “Preferred Shares”). The Shares may be sold from time to time by the selling stockholders identified in the Company’s registration statement. The registration statement on Form S-1 (Commission File No. 333-137207), as amended, on file with the Securities and Exchange Commission (the “Commission”) at the time such Registration Statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) is herein referred to as the “Registration Statement.”

In connection with this opinion, we have made such investigations and examined such records, including a copy of the Company’s Articles of Incorporation and any amendments thereto (the “Articles”) and Bylaws, in each case certified to us on the date hereof as being complete, accurate, and in effect, a certificate dated a recent date of the Secretary of State of the State of Colorado as to the existence of the Company, a certificate from the Company relating to capitalization, an executed copy of the Registration Statement executed by, among others, all of directors of the Company, and such corporate minutes and resolutions as we have deemed necessary for the purposes of rendering this opinion letter.

KUTAK ROCK LLP

SAN Holdings, Inc.
January 26, 2007

We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records certificates of public officials and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

In giving this opinion letter we have assumed:

(a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

(b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

(c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

Based upon the foregoing and subject to the qualifications set forth above, and assuming that the Registration Statement has become effective under the Act, we are of the opinion that the Outstanding Shares are legally issued, fully paid and non-assessable.

Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, and (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company’s Shares as specified in the Registration Statement and the Articles, we are of the opinion that, when issued, the Preferred Shares will be legally issued, fully paid and non-assessable.

In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Colorado and the federal laws of the United States of America.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

Very truly yours,

/s/ Kutak Rock LLP